CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Putnam Master Intermediate Income Trust of our report dated November 14, 1996 relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report to the Shareholders of Putnam Master Intermediate Income Trust, which is incorporated by reference into such Statement of Additional Information, and to the incorporation by reference of such report into the Prospectus/Proxy Statement which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Public Accountants and Financial Statements" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus/Proxy Statement of Putnam Master Intermediate Income Trust.

                                                    /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
May 29, 1997